                                           EXHIBIT 99.B1


                CRITERION SPECIAL SERIES INC.

            ARTICLES OF AMENDMENT AND RESTATEMENT


     Criterion Special Series, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland
(which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby
amended and restated to read in its entirety as follows:


                  ARTICLES OF INCORPORATION

                             OF

               CRITERION SPECIAL SERIES, INC.


                          ARTICLE I
                          ---------

     The undersigned, Bonnie D. Podolsky, whose post office address is 101 Park Avenue, New York, New York 10178, and who is of full legal age does hereby declare that (s)he is an incorporator intending to form a corporation under and by virtue of the Maryland General Corporation Law authorizing the formation of corporations.


                         ARTICLE II
                         ----------

     The name of the Corporation is Criterion Special
Series, Inc.


                         ARTICLE III
                         -----------

                     Purposes and Powers
                     -------------------

     The purposes for which the Corporation is formed, and its objects, rights, powers and privileges are:

     (1) To conduct and carry on the business of an investment company of the open-end management type;

     (2) To subscribe for, or otherwise acquire, purchase, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of, and generally deal in and hold all forms of securities and other investments, including, but not by way of limitation, stocks (preferred and common), notes, bonds, debentures, scrip, warrants, participation certificates, futures, options of all types on securities and futures, mortgages, commercial paper, choses in action, evidences of indebtedness and other obligations of every kind and description, precious metals and contracts and rights to acquire or dispose of precious metals, and in connection therewith to hold part or all of its assets in cash or cash equivalents or money market instruments;

     (3) To issue and sell shares of its own capital stock in such amount and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the Maryland General Corporation Law and by the Charter of the Corporation, as its Board of Directors may determine;

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, retire or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of Maryland and the Charter of the Corporation;

     (5) To borrow or raise money for any purpose of the Corporation and from time to time draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness, and to pledge, hypothecate and borrow upon the credit of the assets of the Corporation;

     (6) To take such action as shall be desirable and necessary to cause its shares to be licensed or registered for sale under the laws of the United States and in any state, county, city or other municipality of the United States, the territories thereof, the District of Columbia or in any foreign country and in any town, city or subdivision thereof;

     (7) To make contracts and generally to do any and all acts and things necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve and/or enhance the value of the corporate assets, all to the extent permitted to business corporations authorized under the laws of the State of Maryland as now or may in the future be authorized by said laws;

     (8) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, objects or powers hereinbefore set forth to the same extent and as fully as a natural person might or could do, in any part of the world and either alone or in association or partnership with other corporations, firms or individuals;

     (9) To have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Maryland upon a corporation organized under the Maryland General
Corporation Law, or under any act amendatory thereof, supplemental thereto or in substitution therefor;

     (10) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes, objects or powers.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of any specific objects and powers shall not be held to limit or restrict in any way the general powers of the Corporation, nor shall such objects and powers, except when otherwise expressly provided, be in any way limited or restricted by reference to, or inference from, the terms of any other clause of the Charter of the Corporation but the objects and powers specified in each of the foregoing clauses of this Article shall be regarded as independent objects and powers.


                         ARTICLE IV
                         ----------

             Principal Office and Resident Agent
             -----------------------------------

     The post-office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-
Hall Corporation System, Maryland, 929 North Howard Street,
Baltimore, Maryland 21201. The resident agent of the Corporation in the State of Maryland is The Prentice-Hall
Corporation System, Maryland, a corporation of the State of Maryland, whose post-office address is 929 North Howard
Street, Baltimore, Maryland 21201.


                          ARTICLE V
                          ---------

                        Capital Stock
                        -------------

     (1) The total number of shares of stock which the Corporation initially shall have authority to issue is Five Hundred Million (500,000,000) shares of common stock of the par value of one cent ($.01) each, to be classified as "Common Shares", and of the aggregate par value of Five Million dollars ($5,000,000). Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the Corporation is authorized to issue may be increased or decreased by the Board of Directors in accordance with the applicable provisions of the Maryland General Corporation Law.

     (2) The Corporation is authorized to issue its shares in two or more series or two or more classes, and, subject to the requirements of the Investment Company Act of 1940, as amended, particularly Section 18(f) thereof and Rule 18f-2 thereunder, the different series or classes shall be established and designated, and the variations in the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as between the different series or classes shall be fixed and determined by the Board of Directors; provided that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the general assets of, the Corporation, except that there may be variations so fixed and determined between different series or classes as to investment objective, purchase price, right of redemption, special rights as to dividends and on liquidation with respect to assets belonging to a particular series or class, voting powers and conversion rights. All references to Common Shares in these Articles shall be deemed to be shares of any or all series and classes as the context may require.

     The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the series designated as the Criterion Blue Chip Fund (of which there are initially authorized 50,000,000 shares) and the Criterion Resources
Fund (of which there are initially authorized 50,000,000 shares) and any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series).

     (a) The number of authorized Common Shares and the number of Common Shares of each series or of each class that may be issued shall be in such number as may be determined by the Board of Directors. The Directors may classify or reclassify any unissued Common Shares or any Common Shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated from time to time. The Directors may hold as treasury shares (of the same or some other series or class) reissue for such consideration and on such terms as they may determine, or cancel any Common Shares of any series or any class reacquired by the Corporation at their discretion from time to time.

     (b) All consideration received by the Corporation for the issue or sale of Common Shares of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the Directors shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Corporation shall be conclusive and binding upon the stockholders of all series or classes for all purposes. The Directors shall have full discretion, to the extent not inconsistent with the Investment Company Act of 1940, as amended, and the Maryland General Corporation Law to determine which items shall be treated as income and which items shall be treated as capital; and each such determination and allocation shall be conclusive and binding upon the stockholders.

     (c) The assets belonging to each particular series shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Directors in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the stockholders of all series or classes for all purposes.

     (d) Dividends and distributions on Common Shares of a particular series or class may be paid with such frequency as the Directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, to the holders of Common shares of that series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series or class, as the Directors may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on Common Shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of Common Shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

     The Corporation intends to have each separate series qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable each respective series to qualify as regulated investment company and to avoid liability of such series for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify the series as regulated investment companies and to avoid liability of such series for such tax.

     Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in section (3) below.

     (f) In the event of the liquidation or dissolution of the Corporation or of a particular class or series, the stockholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. The liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the Investment Company Act of 1940, as amended, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

     (g) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and (iii) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes shall be entitled to vote.

     (h) The establishment and designation of any series or class of Common Shares shall be effective upon the adoption by a majority of the then Directors of a resolution setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument and the filing with the proper authority of the State of Maryland of Articles Supplementary setting forth such establishment and designation and relative rights and preferences.

     (3) The Corporation shall, upon due presentation of a share or shares of stock for redemption, redeem such share or shares of stock at a redemption price prescribed by the Board of Directors in accordance with applicable laws and regulations; provided that in no event shall such price be less than the applicable net asset value per share of such class or series as determined in accordance with the provisions of this section (3), less such redemption charge as is determined by the Board of Directors, which redemption charge shall not exceed eight percent (8.00%) of such net asset value per share. The Corporation may redeem, at current net asset value, shares of any series not offered for redemption held by any shareholder whose shares have a value of less than $1,000, or such lesser amount as may be fixed by the Board of Directors; provided that before the Corporation redeems such shares it must notify the shareholder that the value of his shares is less than $1,000 (or such lesser amount, if applicable) and allow him 60 days to make an additional investment in an amount which will increase the value of his account to $1,000 (or such lesser amount, if applicable) or more. The Corporation shall pay redemption prices in cash, except that the Corporation may pay redemption prices in kind in such manner as is consistent with and not in contravention of Section 18(f) of the Investment Company Act of 1940, as amended, and any Rules or Regulations thereunder. Redemption prices shall be paid exclusively out of the assets of the series whose shares are being redeemed.

     Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class or series to require the Corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Act of 1940, as amended, or any rule or order thereunder.

     The net asset value of a share of any class or series of Common Stock of the Corporation shall be determined in accordance with applicable laws and regulations under the supervision of such persons and at such time or times as shall from time to time be prescribed by the Board of Directors.

     (4) The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with shares of its stock in fractional denominations and such fractional denominations shall, for all purposes, be shares of common stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the by-laws.

     (5) The Corporation shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the By-Laws or by the Board of Directors.


                         ARTICLE VI
                         ----------

                      Preemptive Rights
                      -----------------

     No stockholder of the Corporation of any class, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any shares of any class of stock, or securities convertible into, exchangeable for or evidencing the right to purchase stock of any class whatsoever, whether or not the stock in question be of the same class as may be held by such stockholders, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than such, if any, as the Board of Directors in its discretion may from time to time fix.


                         ARTICLE VII
                         -----------

               Number and Powers of Directors
               ------------------------------

     (1) The number of directors of the Corporation shall be three (3) or such other number not less than three (3) as may from time to time be specified in or fixed in the manner prescribed by the by-laws of the Corporation. The by-laws of the Corporation shall also specify the number of directors which shall be necessary to and shall constitute a quorum; provided, however that in no case shall a quorum be less than one-third (1/3) of the total number of directors or less than two (2) directors. Unless otherwise provided by the by-laws of the corporation, directors need not be stockholder thereof.

     (2) The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

                    Clive Runnells
                    Mrs. Lloyd Bentsen, Jr.
                    R. Trent Campbell
                    Leo E. Linbeck, Jr.
                    Thomas B. McDade
                    Robert C. Thompson
                    William H. Cunningham

     (3) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or the by-laws of the Corporation or in the Maryland General Corporation Law.

     (4) Each Director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the Maryland General Corporation Law and the by-laws of the Corporation, as such Law and by-laws may now or in the future may be in effect, subject only to such limitations as may be required by the Investment Company Act of 1940, as amended.

     (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors.


                        ARTICLE VIII
                        ------------

                      Stockholder Vote
                      ----------------

     Notwithstanding any provisions of Maryland law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

                         ARTICLE IX
                         ----------

                     Perpetual Existence
                     -------------------

     The duration of the Corporation shall be perpetual.


                          ARTICLE X
                          ---------

                          Amendment
                          ---------

     The Corporation reserves the right from time to time to make any amendment of its Charter now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

     IN WITNESS WHEREOF, I have signed these Articles of
Incorporation this 20th day of June, 1987.



                                   /s/: Bonnie D. Podolsky
                            ----------------------------------
                                   Bonnie D. Podolsky
                                   Incorporator



WITNESS:


     /s/: George Sutton
--------------------------

     SECOND:   The amendment does not increase the
authorized stock of the Corporation.

     THIRD:    The foregoing amendment and restatement of
the Charter of the Corporation has been approved by a majority of the entire Board of Directors and no stock entitled to be voted on the matter was outstanding at the time of approval.

     IN WITNESS WHEREOF, Criterion Special Series, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 29, 1987.


WITNESS:                      CRITERION SPECIAL SERIES, INC.


/s/ Robert L. Stillwell       By: /s/ Clive Runnells
-----------------------           ------------------
       Secretary                     President



     THE UNDERSIGNED, President of Criterion Special Series, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                   /s/ Clive Runnells
                                   ------------------
                                           President

               CRITERION SPECIAL SERIES, INC.

                    ARTICLES OF AMENDMENT


     Criterion Special Series, Inc., a Maryland Corporation having its principal office in Baltimore City, Maryland
(which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: the CHARTER of the Corporation is hereby amended by deleting the second paragraph of Article V,
Section 2 and inserting in lieu thereof the following:

     "The following is a description of the
     preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the series designated as Criterion
     Special Money Market Fund, Criterion Special
     Government Income Fund, Criterion Special High
     Yield Tax Free Fund, Criterion Special Convertible
     Securities Fund, Criterion Special Blue Chip Fund,
     Criterion Special Emerging Growth Fund, Criterion
     Special Global Growth Fund, Criterion Special
     Resources Fund (for each of which there are initially authorized 50,000,000 shares) and any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series)."

     SECOND: These ARTICLES OF AMENDMENT to not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter has been declared advisable by a majority of the entire Board of Directors and approved by the sole stockholder.

     IN WITNESS WHEREOF, Criterion Special Series, Inc. has caused these presents to be signed in its name and on its behalf of its Vice President and witnessed by its Assistant
Secretary on July 23, 1987.


WITNESS:                      CRITERION SPECIAL SERIES, INC.


/s/ Curtis W. Barnes          By: /s/ Thomas J. Press
--------------------              -------------------
Assistant Secretary                    Vice President

     THE UNDERSIGNED, Vice President of Criterion Special Series, Inc., who executed on behalf of the Corporation the foregoing ARTICLES OF AMENDMENT of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing ARTICLES OF AMENDMENT to be the corporate act of the said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                    /s/Thomas J. Press
                                    ------------------
                                    Vice President

               CRITERION SPECIAL SERIES, INC.

                   ARTICLES SUPPLEMENTARY



     Criterion Special Series, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V of the Charter of the Corporation, the Board of Directors has duly dividend and classified 50,000,000 shares of the common stock of the Corporation into a series designated the "Criterion Special High Yield Bond Fund" and has provided for the issuance of such series. The terms of this series is as provided in the Articles of Amendment and Restatement of the Corporation filed on July 1, 1987.

     IN WITNESS WHEREOF, Criterion Special Series, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant
Secretary on August 5, 1987.


WITNESS:                      CRITERION SPECIAL SERIES, INC.



     /s/ Pamela A. Vlates                   /s/ Thomas R. Powers
-------------------------------------   --------------------------------
Pamela A. Vlates, Assistant Secretary   Thomas R. Powers, Vice President




     THE UNDERSIGNED, Vice President of Criterion Special
Series, Inc., who executed on behalf of the Corporation
Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said
Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set for herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        /s/ Thomas R. Powers
                                   --------------------------------
                                   Thomas R. Powers, Vice President

               CRITERION SPECIAL SERIES, INC.

                    ARTICLES OF AMENDMENT


     Criterion Special Series, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland
(which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:   The charter of the Corporation is hereby
amended as follows:

     Article V, Section 2 of the Charter is amended to provide that the series of the Corporation's Common Stock designated as the "Criterion Special Resources Fund" shall be redesignated as the "Criterion Special Natural Resources
Fund."

     SECOND:   The amendment does not increase the
authorized stock of the Corporation.

     THIRD:   The foregoing amendment to the Charter of the
Corporation has been approved by a majority of the entire
Board of Directors and has been approved by the sole stockholder of the Corporation.

     IN WITNESS WHEREOF, Criterion Special Series, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant
Secretary on October 5, 1987.

WITNESS:                      CRITERION SPECIAL SERIES, INC.

     /s/ Pamela A. Vlates     By:  /s/ Thomas R. Powers
----------------------------     ----------------------
     Pamela A. Vlates              Thomas R. Powers
     Assistant Secretary           Vice President

     THE UNDERSIGNED, Vice President of Criterion Special Series, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all matters respect under the penalties of perjury.


                                   /s/ Thomas R. Powers
                               ------------------------
                                   Thomas R. Powers
                                   Vice President

               CRITERION SPECIAL SERIES, INC.

                    ARTICLES OF AMENDMENT


     Criterion Special Series, Inc. a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation") hereby certifies to the State Department of Assessment and Taxation of Maryland that:

     FIRST:   The CHARTER OF THE CORPORATION is hereby
amended by deleting Article II in its entirety and inserting in lieu there of the following:


                         ARTICLE II
                         ----------

     The name of the Corporation is Transamerica Special
Series, Inc.

     SECOND:   The second paragraph of Article V, Section 2
of the CHARTER OF THE CORPORATION is hereby amended to change the name of the presently designated series of shares of the Corporation as follows:

          Present Name                                  New Name
          ------------                                  --------

Criterion Special Money Market Fund      Transamerica Special Money Market Fund

Criterion Special Government             Transamerica Special Government
Income Fund                              Income Fund

Criterion Special High Yield             Transamerica Special High Yield
Bond Fund                                Bond Fund

Criterion Special High Yield             Transamerica Special High Yield
Tax Free Fund                            Tax Free Fund

Criterion Special Convertible            Transamerica Special Convertible
Securities Fund                          Securities Fund

Criterion Special Blue Chip Fund         Transamerica Special Blue Chip Fund

Criterion Special Emerging               Transamerica Special Emerging
Growth Fund                              Growth Fund

Criterion Special Global Growth Fund     Transamerica Special Global Growth Fund

Criterion Special Natural                Transamerica Special Natural
Resources Fund                           Resources Fund


     THIRD:   These ARTICLES OF AMENDMENT do not increase
the authorized stock of the Corporation.

     FOURTH:   The foregoing amendments to the Charter has
been declared advisable by a majority of the entire Board of Directors and approved by the affirmative vote of the holders of a majority of the outstanding Shares of each Series of Shares of the Corporation.

     IN WITNESS WHEREOF, Criterion Special Series, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant
Secretary this 14th Day of June 1989.


WITNESS:                      CRITERION SPECIAL SERIES, INC.


     /s/  Pamela A. Vlates    By:  /s/  Carrol R. McGinnis
----------------------------     ----------------------------
     Assistant Secretary                   Carrol R. McGinnis
                                           Vice President



     THE UNDERSIGNED, Vice President of Criterion Special Series, Inc., who executed on behalf of the Corporation the foregoing ARTICLES OF AMENDMENT of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalty of perjury.


                                   /s/ Carrol R. McGinnis
                              ---------------------------

              TRANSAMERICA SPECIAL SERIES, INC.

                   ARTICLES SUPPLEMENTARY


     Transamerica Special Series, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V of the articles of Incorporation (as amended and restated), the Board of Directors of this Corporation has duly:

     1. Authorized reclassification of the Common Stock of the Corporation into 250,000,000 shares of Class A Common Stock and 250,000,000 shares of Class B Common Stock, all of the par value of one cent ($0.01) each, and the reclassification of all shares issued and outstanding on or before the effective date of Articles Supplementary filed with the State of Maryland as Class B Common Stock of each respective Series.

     2. Authorized each of the Series of shares of the Corporation to be represented by shares of Class A Common Stock and shares of Class B Common Stock of such Series, with such Class A and Class B shares to be identical in all substantive respects except that (a) expenses related to the distribution of shares of each Class may be borne solely by such Class and each Class may have exclusive voting rights with respect to matters relating to the expenses being borne solely by such Class, and (b) the bearing of expense solely by a Class shall be appropriately reflected (in the manner and for the duration determined by the Board of Directors, including, without limitation, automatic conversion of Class B shares to Class A shares upon satisfaction of contingent deferred sales charges relating to such Class B shares) in the net asset value, dividends and liquidation rights of the shares of such Class.

     3. Created, dividend and classified, and provided for the issuance of, shares of Class A Common Stock and Class B
Common Stock of the Corporation with respect to each Series of shares of the Corporation, as follows:

      Series                                 No. Authorized Shares
      ------                                 ---------------------

Transamerica Special            Class A            25 million
Government Income Fund          Class B            25 million

Transamerica Special High       Class A            25 million
Yield Tax Free Fund             Class B            25 million

Transamerica Special High       Class A            25 million
Yield Bond Fund                 Class B            25 million

Transamerica Special            Class A            25 million
Convertible Securities Fund     Class B            25 million

Transamerica Special Blue       Class A            25 million
Chip Fund                       Class B            25 million

Transamerica Special            Class A            25 million
Emerging Growth Fund            Class B            25 million

Transamerica Special            Class A            25 million
Global Growth Fund              Class B            25 million

Transamerica Special            Class A            25 million
Natural Resources Fund          Class B            25 million

Transamerica Special            Class A               None
Money Market Fund               Class B            50 million


     4. Determined that, except as hereinabove set forth with respect to the separate bearing of expenses and appropriate related matters (in the manner and for the duration determined by the Board of Directors, including, without limitation, automatic conversion of Class B shares to Class A shares upon satisfaction of contingent deferred sales charges relating to such Class B shares), the terms of all shares of such Class A Common Stock and Class B Common Stock of each Series shall be as provided in the Articles of Incorporation (as amended and restated) of the Corporation.

     These Articles Supplementary do not increase the authorized stock of the Corporation.

     IN WITNESS WHEREOF, Transamerica Special Series, Inc.
has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on June 5, 1991.

WITNESS:                 TRANSAMERICA SPECIAL SERIES, INC.



/s/ Pamela A. Vlatas               /s/ Thomas J. Press
------------------------     -----------------------------
Pamela A. Vlatas                   Thomas J. Press
Assistant Secretary                Vice President

     THE UNDERSIGNED, Vice President of Transamerica Special Series, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                   /s/ Thomas J. Press
                             -------------------------------
                                   Thomas J. Press
                                   Vice President

              TRANSAMERICA SPECIAL SERIES, INC.

                   ARTICLES SUPPLEMENTARY



     Transamerica Special Series, Inc., a Maryland
Corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V of the Articles of Incorporation (as amended and restated), the Board of Directors of this Corporation hereby:

     1. Confirms its intention and meaning in adopting Articles Supplementary heretofore duly filed (containing authorization of the issuance of Class A and Class B shares of each Series designated therein by the Board of Directors, with such Class A and Class B shares to be identical in all substantive respects except the bearing of certain distribution expenses) that the number of authorized shares of each such Class shall be the same as the total number authorized for such Series, to be divided between the two Classes to the extent necessary based on the sale of shares of each Class, provided that (i) the total issued and outstanding shares of both Classes combined of each Series shall never exceed the total authorized shares for such Series; and (ii) the total issued and outstanding shares of all Classes of all Series shall never exceed the previously authorized 250,000,000 Class A shares and 250,000,000 Class B shares.

     These Articles Supplementary do not increase the authorized stock of the Corporation.

     IN WITNESS WHEREOF, Transamerica Special Series, Inc.
has caused these presents to be signed in its name and on its behalf its Vice President and witnessed by its Assistant
Secretary on October 22, 1993.


WITNESS:                 TRANSAMERICA SPECIAL SERIES, INC.


/s/ Pamela A. Vlatas               /s/ Thomas J. Press
--------------------------    ------------------------------
Pamela A. Vlatas                   Thomas J. Press
Assistant Secretary                Vice President

     I, Thomas J. Press, Vice President of Transamerica Special Series, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                              /s/ Thomas J. Press
                        --------------------------------------
                              Thomas J. Press, Vice President

              TRANSAMERICA SPECIAL SERIES, INC.

                   ARTICLES SUPPLEMENTARY

     Transamerica Special Series, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

A. Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and Article V of the Articles of Incorporations (as amended and restated), the Board of Directors of the Corporation has duly:

     1. Increased the authorized Common Stock of the Corporation from 250,000,000 to 375,000,000 shares of Class A Common Stock and from 250,000,000 to
     625,000,000 shares of Class B Common Stock, all of the par value of one cent ($0.01) each both before and after such increase.

     2. Increased the authorized number of shares of certain Series of Common Stock of the Corporation, and certain Classes of such Series from and to the amounts specified below:

                                                                        Number of               Number of
                                                                    Authorized Shares       Authorized Shares
                  Series                                             Before Increase          After Increase
                  ------                                             ---------------          --------------

Transamerica Special Government Income Fund             Class A         25 million              175 million
                                                        Class B         25 million              175 million

Transamerica Special High Yield Tax Free Fund           Class A         25 million               50 million
                                                        Class B         25 million               75 million

Transamerica Special High Yield Bond Fund               Class A         25 million               50 million
                                                        Class B         25 million               75 million

Transamerica Special Blue Chip Fund                     Class A         25 million               25 million
                                                        Class B         25 million               25 million

Transamerica Special Emerging Growth Fund               Class A         25 million               50 million
                                                        Class B         25 million               75 million

Transamerica Special Natural Resources                  Class A         25 million               25 million
                                                        Class B         25 million               50 million

Transamerica Special Money Market Fund                  Class A            None                     None
                                                        Class B         25 million              150 million

     Provided however, that the number of authorized shares of each such Class shall be the same as the total number authorized for such Series, to be divided between the two Classes to the extent necessary based on the sale of shares of each Class provided that (i) the total issued and outstanding shares of both Classes combined of each Series shall never exceed the total authorized shares for such Series; and (ii) the total issued and outstanding shares of all Classes of all Series shall never exceed the authorized 375,000,000 Class A and 625,000,000 Class B Shares.

B. The total number of shares of stock of all Classes which the Corporation presently has authority to issue, and will have authority to issue following this amendment, is set forth in A above.

C. The number of authorized shares of each Series, and each Class of each Series, both before and after this amendment, is set forth in A above.

D. All shares have par value of one cent ($0.01) per shares, both and after the increase.

E. The Corporation is a registered open-end investment company under the Investment Company Act of 1940.

F. The increase in authorized shares of Common Stock, and of certain Series and certain Classes of each Series, set forth herein has been duly adopted by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, Transamerica Special Series, Inc.
has caused these presents to be signed in its name and on its behalf of its Vice President and witnessed by its Assistant Secretary on May 17, 1994.

WITNESS:                 TRANSAMERICA SPECIAL SERIES, INC.


/s/ Pamela A. Vlatas               /s/ Thomas J. Press
------------------------      -----------------------------
Pamela A. Vlatas                   Thomas J. Press
Assistant Secretary                Vice President


     THE UNDERSIGNED, Vice President of Transamerica Special Series, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the Corporate Act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval hereof are true and all material respects under the penalties of perjury.


                                   /s/ Thomas J. Press
                              -------------------------------
                              Thomas J. Press, Vice President

              TRANSAMERICA SPECIAL SERIES, INC.

                    ARTICLES OF AMENDMENT

     Transamerica Special Series, Inc., a Maryland
Corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation") hereby certifies to the State Department of Assessment and Taxation of Maryland that:

     FIRST: THE CHARTER OF THE CORPORATION is hereby amended by deleting Article II in its entirety and inserting in lieu thereof the following for the purpose of changing the name of the Corporation:

                         ARTICLE II
                         ----------

     Effective June 15, 1994 the name of the Corporation is Transamerica Series Inc.

     SECOND: The second paragraph of Article V, Section 2 of the CHARTER OF THE CORPORATION is hereby amended to delete certain names of Series no longer in existence and to change the name of the remaining designated Series of Shares of the Corporation, effective June 15, 1994, as follows:

Transamerica Special Money Market Fund                  Transamerica Money Market Fund B
Transamerica Special Government Income Fund             Transamerica Government Income Fund
Transamerica Special High Yield Bond Fund               Transamerica High Yield Bond Fund
Transamerica Special High Yield Tax Free Fund           Transamerica High Yield Tax-Free Fund
Transamerica Special Convertible Securities Fund        (deleted)
Transamerica Special Blue Chip Fund                     (deleted)
Transamerica Special Emerging Growth Fund               Transamerica Emerging Growth Fund
Transamerica Special Global Growth Fund                 (deleted)
Transamerica Special Natural Resources Fund             Transamerica Global Resources Fund

     THIRD:    These ARTICLES OF AMENDMENT do not increase
the authorized stock of the Corporation.

     FOURTH:   The foregoing amendments to the Charter of
the Corporation have been declared advisable by a majority of the entire Board of Directors and approved by the affirmative vote of the holders of a majority of the outstanding Shares of both the Corporation and of each Series of Shares of the Corporation.

     IN WITNESS WHEREOF, Transamerica Special Series, Inc.
has caused these present to be signed in its name and on its behalf of its Vice President and witnessed by its Assistant
Secretary this 20th day of May, 1994.

WITNESS:                 TRANSAMERICA SPECIAL SERIES, INC.


/s/ Pamela A. Vlatas     By:       /s/ Thomas J. Press
----------------------      --------------------------------
Pamela A. Vlatas                   Thomas J. Press
Assistant Secretary                Vice President

     THE UNDERSIGNED, Vice President of Transamerica Special Series, Inc., who executed on behalf of the Corporation the foregoing ARTICLES OF AMENDMENT of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing ARTICLES OF AMENDMENT to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalty of perjury.


                                   /s/ Thomas J. Press
                             ------------------------------
                                   Thomas J. Press

                  TRANSAMERICA SERIES, INC.

                    ARTICLES OF AMENDMENT

     Transamerica Series, Inc. a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation") hereby certifies to the State Department of Assessment and Taxation of Maryland that:

     FIRST:   The CHARTER OF THE CORPORATION is hereby
amended by deleting Article II in its entirety and inserting in lieu thereof the following for the purpose of changing the name of the Corporation:

                         ARTICLE II
                         ----------

     The name of the Corporation is "John Hancock Series,
Inc."

     SECOND:   The second paragraph of Article V, Section 2
of the CHARTER OF THE CORPORATION is hereby amended to change the name of the designated Series of Shares of the Corporation as follows:

        Present Name                             New Name
        ------------                             --------

Transamerica Money Market Fund B        John Hancock Money Market Fund
Transamerica Government Income Fund     John Hancock Government Income Fund
Transamerica High Yield Bond Fund       John Hancock High Yield Bond Fund
Transamerica High Yield Tax Free Fund   John Hancock High Yield Tax Free Fund
Transamerica Emerging Growth Fund       John Hancock Emerging Growth Fund
Transamerica Global Resources Fund      John Hancock Global Resources Fund

THIRD:   These ARTICLES OF AMENDMENT do not increase the
authorized stock of the Corporation.

     FOURTH:   The foregoing amendments to the Charter of
the Corporation have been declared advisable by a majority of the entire Board of Directors and approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Corporation and of each Series of Shares of the Corporation.

     IN WITNESS WHEREOF, Transamerica Series, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant
Secretary this 16th Day of December 1994.


WITNESS:                      TRANSAMERICA SERIES, INC.


     /s/  Curtis Barnes       By:  /s/  Thomas J. Press
---------------------------      ----------------------------
     Assistant Secretary           Thomas J. Press
                                   Vice President



     THE UNDERSIGNED, Vice President of Criterion Special Series, Inc., who executed on behalf of the Corporation the foregoing ARTICLES OF AMENDMENT of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalty of perjury.


                                   /s/ Thomas J. Press
                             --------------------------------
                                   Thomas J. Press

                    JOHN HANCOCK SERIES, INC.
                     ARTICLES SUPPLEMENTARY
                     ----------------------



     John Hancock Series, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland and an open-end investment company registered under the Investment Company Act of 1940 (hereinafter, the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The second paragraph of Article V, Section 2 of the Articles of Incorporation of the Corporation is hereby amended to change the name of John Hancock Money Market Fund B, an existing Series of the Corporation (the "Money Market Fund"), to "John Hancock Money Market Fund."

     SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2.105 of the Maryland
General Corporation Law and Article V of the Articles of
Incorporation (as amended and restated), the Board of Directors of this Corporation has duly:

     1.Created and authorized the issuance of three classes of shares of Common Stock of the Money Market Fund to be known as "Class A Common Stock," "Class B Common Stock" and "Class S Common Stock," with each such Class to be identical except that
(a) expenses related to the distribution of shares, personal and account maintenance service fees and transfer agency costs of each Class may be borne solely by such Class, and (b) the bearing of expenses solely by a Class shall be appropriately reflected (in the manner and for the period determined by the Board of Directors) in the net asset value, dividends and liquidation rights of the shares of such Class.

     2.Determined that all issued and outstanding shares of Common Stock of the Money Market Fund shall be classified as shares of Class B Common Stock.

     3.Increased the authorized Common Stock of the Corporation from 375,000,000 to 2,500,000,000 shares of Class A Common Stock; from 625,000,000 to 3,000,000,000 shares of Class B Common Stock; and from 0 to 1,000,000,000 shares of Class S Common Stock, all with a par value of one cent ($0.01) per share both before and after such increase.

     4.Increased the authorized Common Stock of the Money Market Fund from 150,000,000 shares of Class B Common Stock to 3,500,000,000 shares of Common Stock of the Money Market Fund, all with a par value of one cent ($0.01) per share both before and after such increase; and determined that the total number of authorized shares of each Class of the Money Market Fund shall be the same as the total number authorized for the Money Market Fund, to be divided among the three Classes to the extent necessary based on the sale of shares of each Class, provided that (i) the total issued and outstanding shares of all three Classes combined shall never exceed the total authorized shares of the Money Market Fund and (ii) the total issued and outstanding shares of all Classes of each Series of the Corporation shall never exceed the number of shares of each Class authorized in paragraph 3 hereof.

     5.Increased the authorized Common Stock of John Hancock Government Income Fund, an existing Series of the Corporation (the "Government Fund"), from 175,000,000 shares of Class A Common Stock and 175,000,000 shares of Class B Common Stock to 1,000,000,000 shares of Common Stock of the Government Fund, all with a par value of one cent ($0.01) per share both before and after such increase; and determined that the total number of authorized shares of each Class of the Government Fund shall be the same as the total number authorized for the Government Fund, to be divided among the two Classes to the extent necessary based on the sale of shares of each Class, provided that (i) the total issued and outstanding shares of both Classes combined shall never exceed the total authorized shares of the Government Fund and (ii) the total issued and outstanding shares of all Classes of each Series of the Corporation shall never exceed the number of shares of each Class authorized in paragraph 3 hereof.

     IN WITNESS WHEREOF, John Hancock Series, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Assistant Secretary on September 11, 1995.

                                  JOHN HANCOCK SERIES, INC.

WITNESS:                          By:


/s/ Alfred P. Ouellette           /s/ Thomas H. Drohan
-----------------------           --------------------
Alfred P. Ouellette               Thomas H. Drohan
Assistant Secretary               Senior Vice President and
                                  Secretary


     THE UNDERSIGNED, Senior Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges, in the name of and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies under the penalties of perjury that, to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

                                  /s/ Thomas H. Drohan
                                  -------------------------
                                       Thomas H. Drohan
                                  Senior Vice President and
                                           Secretary


                                     -2-